Exhibit 99.1

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL DELIVERS $1.80 EARNINGS PER SHARE;
SALES OF $10.1 BILLION EXCEEDS GUIDANCE

•	Reported Sales Up 1%, Organic Sales Up Over 3% Driven By Performance In Aerospace Aftermarket, Advanced Materials, And Home And Building Products

•	Invested More Than $115 Million In Restructuring Projects To Drive Growth And Productivity

•	Year-To-Date Operating Cash Flow Up 25% And Free Cash Flow Up 39%

•	Raising Full-Year Sales Guidance; Raising Low-End Of 2017 EPS Guidance By 10 Cents To $7.00 - $7.10

MORRIS PLAINS, N.J., July 21, 2017 -- Honeywell (NYSE: HON) today announced financial results for the second quarter of 2017 and updated its full-year 2017 sales and earnings guidance.

“Honeywell’s strong performance continued through the second quarter, with over 3% organic sales growth that exceeded the high end of our guidance range, and 50 basis points of segment margin expansion, resulting in second-quarter earnings per share of $1.80,” said Darius Adamczyk, President and Chief Executive Officer of Honeywell. “Earnings came in at the high end of our guidance range, up 10%1 year-over-year. We continued our investments to enhance future profitable growth through new product introductions, additions to the sales organization, and more than $115 million of restructuring funding in the quarter, made possible by a lower-than-planned tax rate. Quarterly free cash flow of $1.2 billion was impacted by the timing of cash tax payments, and our first-half performance remained strong with nearly 40% growth in free cash flow year-over-year.”

“Previous investments in production capacity are driving top-line growth. For example, our newly completed facilities within Performance Materials and Technologies are contributing to double-digit growth for our Solstice® line of low-global-warming products and strong orders, sales, and backlog growth in UOP,” continued Adamczyk. “We are also pleased with the continued strength in Aerospace Commercial Aftermarket and in Safety and Productivity Solutions, where we continue to see strong demand for safety products and voice-enabled workflow solutions.”

“We expect continued momentum in organic sales growth throughout 2017, supported by strong order rates and a growing backlog across many of our businesses,” said Adamczyk. “Our focus on delivering organic growth while maintaining productivity rigor and aggressively deploying capital,

1 Earnings per share variance excludes 2016 divestitures and $90 million additional 2Q17 restructuring funding enabled by a lower than planned effective tax rate, normalized for tax at 25%

- MORE -

Honeywell Q2’17 Results - 2

combined with our efforts to evolve as a world-class software-industrial company, is delivering results for our shareowners.”

“We are increasing our full-year reported and organic sales guidance and raising the low end of our full-year earnings guidance by 10 cents. We now anticipate 2017 earnings per share to be between $7.00 and $7.10, up 8%-10%, excluding divestitures, any pension mark-to-market adjustments, and 2016 debt refinancing charges. We also now expect full-year sales to be between $39.3 billion and $40.0 billion, up 2%-4% organic,” Adamczyk concluded.

Honeywell will discuss the results during its investor conference call today starting at 9:30 a.m. Eastern Daylight Time.

Second Quarter Performance

Honeywell sales for the second quarter were up over 3% on an organic basis and up 1% on a reported basis. The difference between reported and organic sales is the impact of foreign currency translation, the 2016 spin-off of the former Resins and Chemicals business in Performance Materials and Technologies, and the 2016 divestiture of the Aerospace government services business, partially offset by the Intelligrated acquisition in Safety and Productivity Solutions. The second-quarter financial results can be found in Tables 1 and 2, and updated full-year guidance can be found in Table 3, below.

Aerospace sales for the second quarter were up 2% on an organic basis driven by strength in Commercial Aftermarket, growth in U.S. defense, and a continuing recovery in commercial vehicles in Transportation Systems. Segment margin expanded 140 bps to 22.3%, primarily driven by higher volumes, productivity net of inflation, and the favorable impact of the 2016 divestiture of the government services business.

Home and Building Technologies sales for the second quarter were up 4% on an organic basis driven by Smart Energy program roll-outs, air and water product sales in China, and continued growth in the Distribution business. Segment margin was unchanged at 15.4%, driven by restructuring benefits and productivity net of inflation, offset by the unfavorable impact of higher sales from lower margin products and investments for growth.

Performance Materials and Technologies sales for the second quarter were up 6% on an organic basis driven by continued strength in Solstice® sales in Advanced Materials and double-digit growth in modular gas processing in UOP. Segment margin expanded 200 bps to 23.4%, primarily driven by productivity net of inflation, the favorable impact from the spin-off of the former Resins and Chemicals business, and commercial excellence.

Safety and Productivity Solutions sales for the second quarter were up 1% on an organic basis as a result of higher volumes in industrial safety products, sensing controls, and voice-enabled workflow solutions. Segment margin contracted 70 bps to 15.0%, primarily driven by acquisition amortization and integration costs, and investments for growth. Excluding the impact of acquisitions,

- MORE -

Honeywell Q2’17 Results - 3

segment margin expanded 90 bps driven primarily by restructuring benefits and productivity net of inflation.

To participate in today’s conference call, please dial (800) 263-0877 (domestic) or (719) 457-1036 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second quarter 2017 earnings call or provide the conference code HON2Q17. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 1:30 p.m. EDT, July 21, until 1:30 p.m. EDT, July 28, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 8469822.

- MORE -

Honeywell Q2’17 Results - 4

TABLE 1: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	2Q 2016	2Q 2017	Change
Sales	9,991	10,078	1%
Organic			3%
Segment Margin	18.5%	19.0%	50 bps
Operating Income Margin	18.4%	18.3%	(10) bps
Earnings Per Share
Reported	$1.70	$1.80	6%
Ex-Divestitures & Additional 2Q17 Restructuring, Normalized for Tax	$1.64	$1.80	10%
Cash Flow From Operations[2]	1,583	1,447	(9%)
Free Cash Flow[2,3]	1,302	1,214	(7%)

TABLE 2: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	2Q 2016	2Q 2017	Change
Sales	3,779	3,674	(3%)
Organic			2%
Segment Profit	791	819	4%
Segment Margin	20.9%	22.3%	140 bps

HOME AND BUILDING TECHNOLOGIES
Sales	2,676	2,736	2%
Organic			4%
Segment Profit	412	420	2%
Segment Margin	15.4%	15.4%	Flat

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,434	2,239	(8%)
Organic			6%
Segment Profit	520	524	1%
Segment Margin	21.4%	23.4%	200 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,102	1,429	30%
Organic			1%
Segment Profit	173	214	24%
Segment Margin	15.7%	15.0%	(70) bps
Ex-M&A			90 bps

2 Includes $0.2B Impact Of Cash Tax Payment Timing

3 Cash Flow From Operations Less Capital Expenditures

- MORE -

Honeywell Q2’17 Results - 5

Table 3: 2017 FULL-YEAR GUIDANCE

	Previous Guidance	Current Guidance	Change vs. 2016
Sales	$38.6 - $39.5	$39.3 - $40.0	Flat – 2%

Organic			2% - 4%

Segment Margin	19.0% - 19.4%	19.0% - 19.4%	70 - 110 bps

Earnings Per Share (Ex-Divestitures, 2016 Debt Refinancing, And Pension MTM)	$6.90 - $7.10	$7.00 - $7.10	8% - 10%

Free Cash Flow[4]	$4.6B - $4.7B	$4.6B - $4.7B	5% - 7%

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable.  For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

4 Cash Flow From Operations Less Capital Expenditures

###

Honeywell Q2’17 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Product sales	$8,079	$8,035	$15,619	$15,654
Service sales	1,999	1,956	3,951	3,859
Net sales	10,078	9,991	19,570	19,513

Costs, expenses and other
Cost of products sold (A)	5,660	5,602	10,897	10,951
Cost of services sold (A)	1,190	1,219	2,309	2,417
	6,850	6,821	13,206	13,368
Selling, general and administrative expenses (A)	1,381	1,329	2,730	2,609
Other (income) expense	(10)	1	(22)	(17)
Interest and other financial charges	79	85	154	170
	8,300	8,236	16,068	16,130

Income before taxes	1,778	1,755	3,502	3,383
Tax expense	378	428	770	830

Net income	1,400	1,327	2,732	2,553

Less: Net income attributable to the noncontrolling interest	8	8	14	18

Net income attributable to Honeywell	$1,392	$1,319	$2,718	$2,535

Earnings per share of common stock - basic	$1.82	$1.73	$3.56	$3.31

Earnings per share of common stock - assuming dilution	$1.80	$1.70	$3.51	$3.26

Weighted average number of shares outstanding - basic	764.2	763.3	763.6	765.5

Weighted average number of shares outstanding - assuming dilution	774.0	774.9	774.0	777.2

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q2’17 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Net Sales	2017	2016	2017	2016

Aerospace	$3,674	$3,779	$7,220	$7,484

Home and Building Technologies	2,736	2,676	5,289	5,153

Performance Materials and Technologies	2,239	2,434	4,308	4,715

Safety and Productivity Solutions	1,429	1,102	2,753	2,161

Total	$10,078	$9,991	$19,570	$19,513

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Profit	2017	2016	2017	2016

Aerospace	$819	$791	$1,615	$1,589

Home and Building Technologies	420	412	809	772

Performance Materials and Technologies	524	520	995	981

Safety and Productivity Solutions	214	173	408	323

Corporate	(67)	(49)	(128)	(98)

Total segment profit	1,910	1,847	3,699	3,567

Other income (expense) (A)	(1)	(7)	5	5
Interest and other financial charges	(79)	(85)	(154)	(170)
Stock compensation expense (B)	(44)	(43)	(94)	(96)
Pension ongoing income (B)	184	151	363	301
Other postretirement income (B)	6	8	10	17
Repositioning and other charges (B)	(198)	(116)	(327)	(241)

Income before taxes	$1,778	$1,755	$3,502	$3,383

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Honeywell Q2’17 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$7,877	$7,843
Short-term investments	1,944	1,520
Accounts receivable - net	8,442	8,177
Inventories	4,651	4,366
Other current assets	1,150	1,152
Total current assets	24,064	23,058

Investments and long-term receivables	570	587
Property, plant and equipment - net	5,718	5,793
Goodwill	18,038	17,707
Other intangible assets - net	4,566	4,634
Insurance recoveries for asbestos related liabilities	401	417
Deferred income taxes	357	347
Other assets	1,954	1,603

Total assets	$55,668	$54,146

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,971	$5,690
Commercial paper and other short-term borrowings	3,803	3,366
Current maturities of long-term debt	1,378	227
Accrued liabilities	6,829	7,048
Total current liabilities	17,981	16,331

Long-term debt	11,329	12,182
Deferred income taxes	329	486
Postretirement benefit obligations other than pensions	537	473
Asbestos related liabilities	998	1,014
Other liabilities	3,941	4,110
Redeemable noncontrolling interest	3	3
Shareowners’ equity	20,550	19,547
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$55,668	$54,146

Honeywell Q2’17 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$1,400	$1,327	$2,732	$2,553
Less: Net income attributable to the noncontrolling interest	8	8	14	18
Net income attributable to Honeywell	1,392	1,319	2,718	2,535
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	184	185	354	364
Amortization	92	75	193	149
Repositioning and other charges	224	140	353	265
Net payments for repositioning and other charges	(127)	(132)	(264)	(266)
Pension and other postretirement income	(190)	(159)	(373)	(318)
Pension and other postretirement benefit payments	(23)	(43)	(47)	(81)
Stock compensation expense	44	43	94	96
Deferred income taxes	(50)	134	(92)	182
Other	(22)	(113)	(8)	(25)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(299)	(149)	(276)	(357)
Inventories	(12)	29	(298)	(212)
Other current assets	22	(84)	(3)	(138)
Accounts payable	199	113	314	-
Accrued liabilities	13	225	(278)	(292)
Net cash provided by operating activities	1,447	1,583	2,387	1,902

Cash flows from investing activities:
Expenditures for property, plant and equipment	(233)	(281)	(401)	(475)
Proceeds from disposals of property, plant and equipment	1	-	25	1
Increase in investments	(1,073)	(985)	(2,329)	(1,821)
Decrease in investments	1,016	905	1,841	1,785
Cash paid for acquisitions, net of cash acquired	(15)	(28)	(15)	(1,084)
Other	(84)	43	(113)	52
Net cash used for investing activities	(388)	(346)	(992)	(1,542)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	2,568	4,394	5,036	10,694
Payments of commercial paper and other short-term borrowings	(2,368)	(4,168)	(4,835)	(12,918)
Proceeds from issuance of common stock	155	138	376	243
Proceeds from issuance of long-term debt	5	25	16	4,473
Payments of long-term debt	(25)	(51)	(30)	(470)
Repurchases of common stock	(682)	(477)	(992)	(1,633)
Cash dividends paid	(546)	(458)	(1,049)	(957)
Payments to purchase the noncontrolling interest	-	-	-	(238)
Other	(72)	(1)	(105)	(15)
Net cash used for financing activities	(965)	(598)	(1,583)	(821)

Effect of foreign exchange rate changes on cash and cash equivalents	73	(67)	222	51
Net decrease in cash and cash equivalents	167	572	34	(410)
Cash and cash equivalents at beginning of period	7,710	4,473	7,843	5,455
Cash and cash equivalents at end of period	$7,877	$5,045	$7,877	$5,045

Honeywell Q2’17 Results - 10

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Cash provided by operating activities	$1,447	$1,583	$2,387	$1,902
Expenditures for property, plant and equipment	(233)	(281)	(401)	(475)
Free cash flow	$1,214	$1,302	$1,986	$1,427

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q2’17 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Segment Profit	$1,910	$1,847	$3,699	$3,567

Stock compensation expense (A)	(44)	(43)	(94)	(96)
Repositioning and other (A, B)	(209)	(122)	(344)	(253)
Pension ongoing income (A)	184	151	363	301
Other postretirement income (A)	6	8	10	17
Operating Income	$1,847	$1,841	$3,634	$3,536

Segment Profit	$1,910	$1,847	$3,699	$3,567
÷ Sales	10,078	9,991	19,570	19,513
Segment Profit Margin %	19.0%	18.5%	18.9%	18.3%

Operating Income	$1,847	$1,841	$3,634	$3,536
÷ Sales	10,078	9,991	19,570	19,513
Operating Income Margin %	18.3%	18.4%	18.6%	18.1%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’17 Results - 12

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

Three Months Ended June 30, 2017
Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$182
÷ Sales excluding mergers and acquisitions	$1,096
Segment Profit Margin excluding mergers and acquisitions %	16.6%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’17 Results - 13

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended June 30, 2017
Honeywell
Reported sales % change	1%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(1)%
Organic sales % change	3%

Aerospace
Reported sales % change	(3)%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(4)%
Organic sales % change	2%

Home and Building Technologies
Reported sales % change	2%
Less: Foreign currency translation	(2)%
Less: Acquisitions and divestitures, net	-
Organic sales % change	4%

Performance Materials and Technologies
Reported sales % change	(8)%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	(13)%
Organic sales % change	6%

Safety and Productivity Solutions
Reported sales % change	30%
Less: Foreign currency translation	(1)%
Less: Acquisitions and divestitures, net	30%
Organic sales % change	1%

We believe organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q2’17 Results - 14

Honeywell International Inc.

Calculation of Earnings Per Share at 25% Tax Rate Excluding Additional Restructuring and 2016 Divestitures (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2017	2016

Income before taxes	$1,778	$1,755

Taxes at 25%	445	439

Net income at 25% tax rate	$1,333	$1,316

Less: Net income attributable to the noncontrolling interest	8	8

Net income attributable to Honeywell at 25% tax rate	$1,325	$1,308

Weighted average number of shares outstanding - assuming dilution	774.0	774.9

Earnings per share at 25% tax rate	$1.71	$1.69
Less: Earnings per share attributable to 2016 divestitures (1)	-	0.05
Less: Earnings per share attributable to additional restructuring (2)	(0.09)	-
Earnings per share of common stock - assuming dilution, at 25% tax rate, excluding additional restructuring and 2016 divestitures	$1.80	$1.64

Earnings per share of common stock - assuming dilution	$1.80	$1.70
Less: Earnings per share impact of normalizing to 25% tax rate	0.09	0.01
Less: Earnings per share attributable to 2016 divestitures (1)	-	0.05
Less: Earnings per share attributable to additional restructuring (2)	(0.09)	-
Earnings per share of common stock - assuming dilution, at 25% tax rate, excluding additional restructuring and 2016 divestitures	$1.80	$1.64

(1) Earnings per share attributable to 2016 divestitures uses a blended tax rate of 32.3% for three months ended June 30, 2016.

(2) The Company has and continues to have an ongoing level of restructuring activities, for which there is a planned amount of restructuring-related charges. Additional restructuring represents only amounts that are incremental to those planned restructuring amounts. For the three months ended June 30, 2017, the Company funded $117 million of restructuring, $90 million of which was incremental to the planned amount. This additional restructuring was enabled by a lower than expected effective tax rate for the period. We believe that the exclusion of this additional restructuring provides a more comparable measure of year-on-year results. Earnings per share attributable to additional restructuring uses a tax rate of 25% for three months ended June 30, 2017.

We believe earnings per share adjusted to normalize for the expected effective tax rate of 25% for the most recently completed fiscal quarter (as presented in prior guidance for such quarter) and to exclude the 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’17 Results - 15

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit

and Operating Income Margins (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31, 2016

Segment Profit	$7,186

Stock compensation expense (A)	(184)
Repositioning and other (A, B)	(679)
Pension ongoing income (A)	601
Pension mark-to-market expense (A)	(273)
Other postretirement expense (A)	32
Operating Income	$6,683

Segment Profit	$7,186
÷ Sales	$39,302
Segment Profit Margin %	18.3%

Operating Income	$6,683
÷ Sales	$39,302
Operating Income Margin %	17.0%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q2’17 Results - 16

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Debt Refinancing

Expense and Earnings Attributable to 2016 Divestitures (Unaudited)

	Twelve Months Ended December 31,
	2017E (1)	2016 (2)

Earnings per share of common stock - assuming dilution (EPS)	TBD	$6.20

Pension mark-to-market expense	TBD	0.28
Debt refinancing expense	-	0.12

EPS, excluding pension mark-to-market expense and debt refinancing expense	$7.00 - $7.10	6.60

Earnings attributable to 2016 divestitures	-	(0.14)

EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures	$7.00 - $7.10	$6.46

(1) Utilizes weighted average shares of approximately 774 million and an expected effective tax rate of 24%.

(2) Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%. Debt refinancing expense uses a tax rate of 26.5%. Earnings attributable to 2016 divestitures use a blended tax rate of 33.9%.

We believe EPS, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense in this reconciliation. Management is not currently forecasting an impact to earnings per share arising from a debt refinancing or divestiture transaction. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q2’17 Results - 17

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in billions)

	Twelve Months Ended December 31,
	2017E	2016

Cash provided by operating activities	$5.7 - $5.8	$5.5
Expenditures for property, plant and equipment	~(1.1)	(1.1)
Free cash flow	$4.6 - $4.7	$4.4

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.